Exhibit 10.20

2006 STI Plan – Industry President, Andy Heyman

NOTE: All figures below are in US dollars unless otherwise indicated. For individuals based outside the U.S. and paid in local currency, bonus potential is based on percentage of base salary in local currency.

XXV. Objectives & Principles

This document summarizes the Short Term Incentive (“STI”) Plan for individuals in an Industry President role. The objectives of this STI Plan are aligned with overall company compensation program objectives:

•	Provide total potential compensation equal to or greater than market for the role

•	Incent healthy cross-functional behavior and reward results that are aligned with company business objectives and our shareholders

•	Keep the plan simple

Some key principles of our STI plan include:

•	Self funding – STI payout is funded via financial metrics (team profitability), based on the 12-month financial plan.

•	Annual payout except for sales-oriented roles. With base salary ranges at market, STI reinforces the pay-for-performance culture.

•

Payout triggered on financial milestones aligned with Budget and Target (see Section VI for definitions of Budget and Target). Partial payout of STI occurs at Budget with linear payout of remaining STI up to Target. There is opportunity for upside for above Target performance.

•	ROI to shareholders – our STI plans reflect a philosophy to provide an acceptable return to shareholders before rewarding management or employees for delivering results.

If you have questions or feedback on our compensation program or this STI Plan, please contact the Compensation Manager.

XXVI. Effective Date

January 1 – December 31, 2006. All STI plans are reviewed annually during Q4 for the upcoming fiscal year, to ensure that these compensation plans are aligned with the company’s financial and operational objectives.

XXVII. Target STI

Target STI potential for individuals in this role is 100% of base wages, with opportunity to earn upside for above Target performance.

XXVIII. Focus of Role

•	Profitability – measured via Industry Group Contribution Margin (“CM”). Assigned Industry Groups – Hospitality and Entertainment

XXIX. STI Plan Structure

G.	Base Salary – individuals are eligible for base salary increase during the annual salary review cycle.

H.	STI – structured and paid as follows.

3.	Contribution Margin (“CM”) – STI will be paid as follows based on CM for assigned Industry Groups. 90% of bonus potential will be associated with Hospitality – Global CM and 10% will be associated with Entertainment CM. Each industry group will stand alone.

g)	Budget – 33% ($100,000 — $90,000 associated with Hospitality & $10,000 associated with Entertainment) of annual STI is associated with Budget level performance. See Section VI for definition of Budget.

8)	Quarterly – 28% ($85,000 — $76,500 associated with Hospitality & $8,500 associated with Entertainment) of annual STI will be paid quarterly (7% each quarter) based on cumulative quarterly CM Budget, since it is important for the Executives to be focused on helping the company achieve its quarterly financial objectives throughout the year. There is no “catch up” – if the cumulative quarterly Budget is not met for a particular quarter, then the quarterly payout is forfeited. No additional STI will be paid out on a quarterly basis.

9)	Annual –5% ($15,000 — $13,500 associated with Hospitality & $1,500 associated with Entertainment) of annual STI will be paid at year-end if annual CM Budget is met.

h)	Target – the remaining 67% ($200,000 — $180,000 associated with Hospitality and $20,000 associated with Entertainment) of annual STI will be paid at year-end in a linear fashion between annual Budget and annual Target. See Section VI for definition of Target.

i)	Upside – The Industry President will earn 5% upside at year-end on every dollar above annual Target. In addition, a separate pool of 5% upside will be set aside for the Industry President to distribute to his Leadership Team at year-end at his discretion, with CEO review.

Example 1: Andy’s 2006 annual STI potential is $300,000. Assume for this example that Hospitality CM Budget is $14 million, CM Target is $16 million, and Actual CM is $15 million. Assume also that Entertainment CM Budget is $3 million, CM Target is $3.6 million, and Actual CM is $3.3 million. Assume also that cumulative quarterly Budget for CM is achieved 3 of the 4 quarters for both industry groups.

•

28% of annual STI ($85,000, or $21,250 per quarter) is associated with quarterly Budget performance. $21,250 per quarter would be paid out in each of the 3 quarters that cumulative quarterly Budget for CM was achieved, or $63,750 total.

•	5% of annual STI ($15,000) is associated with annual Budget performance. The full $15,000 would be paid out since the annual Budget was achieved.

•

The remaining 67% of annual STI ($200,000) is associated with Target level performance and is earned ratably between Budget and Target. Of this, $180,000 is associated with Hospitality CM, and $20,000 is associated with Entertainment CM. For Hospitality, 9% of each dollar between Budget and Target is earned as STI ($180,000 STI divided by $2,000,000 difference between Budget and Target = 9%). Therefore, $90,000 would be earned for Hospitality (9% x $1,000,000 difference between Actual and Budget = $90,000).

•

For Entertainment, 3.33% of each dollar between Budget and Target is earned as STI ($20,000 STI divided by $600,000 difference between Budget and Target = 3.33%). Therefore, $10,000 would be earned for Hospitality (3.33% x $300,000 difference between Actual and Budget = $10,000).

•

Total STI earned = $178,750 ($63,750 on quarterly Budget performance + $15,000 on annual Budget performance + $90,000 on annual performance between Budget and Target for Hospitality + $10,000 on annual performance between Budget and Target for Entertainment.

Example 2: Assume same as above, except Actual CM for Hospitality was $17 million instead of $15 million, and Actual CM for Entertainment was $3.7 million, instead of $3.3 million.

•	$63,750 would be paid for achieving 3 of the 4 quarters’ Budget performance.

•	$15,000 would be paid for achieving annual Budget performance.

•	$180,000 would be paid for achieving annual Target for Hospitality.

•	$20,000 would be paid for achieving annual Target for Entertainment.

•	Upside of $55,000 would be paid to Industry President (5% of $1,100,000 excess over annual Target).

•	Additional pool of $55,000 upside would be set aside for Industry President to distribute to his Leadership Team at year-end.

•	Total STI earned by Industry President = $333,750 ($63,750 + $15,000 + $180,000 + $20,000 + $55,000).

XXX. Definitions and Calculations

•	CM = Contribution Margin per the published financial reports.

•

Budget = formerly known as Threshold. Minimum performance level where a partial payout of STI occurs. Budget assumes moderate revenue and profit growth year over year and will vary from Industry Group to Industry Group based on growth assumptions in each Industry’s financial plan.

•	Target = formerly known as Plan. Performance level where full payout of STI occurs.

XXXI. Eligibility and Other Details

•	This STI plan applies to the individuals in an Industry President role, unless otherwise specified and approved by the CEO, Division President and VP-HR.

•	The individual must be employed at year-end to earn STI for that year. If an individual’s employment is terminated, all future STI is forfeited.

•	Transfers must be in the new group for a full quarter to be eligible for pro-rata payout in the new group. Therefore, payouts for transfers will be calculated as follows:

•	Q1 transfer – 1 quarter in old group, 3 quarters in new group

•	Q2 transfer – 2 quarters in old group, 2 quarters in new group

•	Q3 transfer – 3 quarters in old group, 1 quarter in new group

•	Q4 transfer – 4 quarters in old group, next year in new group

•	Annual payouts are based on annual results, prorated according to the above schedule.

•	If the individual is on a reduced work load, part-time schedule, or on leave of absence, the STI calculation will be adjusted based on base wages earned that year per Payroll.

•	Accounting owns the calculation and approval process. HR owns plan documentation. BU leadership owns communication.

•

STI is calculated and processed after year-end earnings are released and internal financial reports are published, approximately eight weeks after year-end. Approvals are required from BU leadership, VP-HR, CFO, and CEO. Projected timing of Q4 06 earnings release is February 21, 2007, and projected timing for annual STI payout for 2006 is March 31, 2007.

•

There are certain exceptions to annual STI payout. For those exceptions, STI will be calculated and processed after quarterly earnings are released and internal financial reports are published, approximately eight weeks after quarter-end. Approvals are required from BU leadership, VP-HR, CFO and CEO. Projected timing for payout of 2006 quarterly STI/commissions is as follows:

	Q1 06	Q2 06	Q3 06	Q4 06
earnings release	26-Apr-06	26-Jul-06	25-Oct-06	21-Feb-07
in paychecks-U.S.	26-May-06	1-Sep-06	24-Nov-06	30-Mar-07
in paychecks-Geelong & Prague	30-May-06	31-Aug-06	30-Nov-06	31-Mar-07

•	Once approved, STI will be submitted to Payroll for processing. All STI will be paid out net of applicable taxes.

•	If you have questions about this STI plan or a specific STI calculation, please contact your manager. S/he will involve others from Accounting, BU leadership, and HR as appropriate.

•	The CEO, Division President and VP-HR must approve any exceptions to this STI plan in advance.

XXXII. Individual Targets/Quotas

•	2006 CM for Hospitality – Global is as follows. These figures must be achieved after any STI is paid.

	Q1 06		Q2 06		Q3 06		Q4 06		Annual
Budget	[xxxx	]*	[xxxx	]*	[xxxx	]*	[xxxx	]*	[xxxx	]*
Budget—cumulative qtrly	[xxxx	]*	[xxxx	]*	[xxxx	]*	[xxxx	]*
Target—Annual only	—		—		—		—		[xxxx	]*

•	2006 CM for Entertainment is as follows. These figures must be achieved after any STI is paid.

	Q1 06		Q2 06		Q3 06		Q4 06		Annual
Budget	[xxxx	]*	[xxxx	]*	[xxxx	]*	[xxxx	]*	[xxxx	]*
Budget—cumulative qtrly	[xxxx	]*	[xxxx	]*	[xxxx	]*	[xxxx	]*
Target—Annual only	—		—		—		—		[xxxx	]*

*	Field under an application for confidential treatment.